Exhibit 99.1

Viveve Reports First Quarter 2020 Financial Results and Provides Corporate Update

-	First quarter continued to demonstrate success of the recurring revenue model

-	Organization focused on advancing stress urinary incontinence clinical strategy

-	Company to host conference call at 5:00 PM ET today

ENGLEWOOD, CO – May 14, 2020 – Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today reported financial results for the quarter ended March 31, 2020, and will provide a corporate update on its scheduled conference call at 5:00 PM ET today.

During the first quarter of 2020, before the full public health and economic impact of the COVID-19 crisis was felt in the U.S., Viveve continued to demonstrate significant commercial traction of the new recurring revenue rental model in the U.S., advanced the clinical development programs for its proprietary Cryogen-cooled Monopolar Radiofrequency (CMRF) technology platform and implemented improved organizational and cost-efficient operations.

Q1 2020 and Recent Business Highlights

●	Reported $1.3 million total revenue for the first quarter 2020, bringing the installed base of Viveve® Systems to 849 systems worldwide;
●	Initiated and completed enrollment in the 3-arm stress urinary incontinence (SUI) feasibility study;
●	Resubmitted the Investigational Device Exemption (IDE) to the U.S. Food and Drug Administration (FDA) to conduct the new PURSUIT clinical trial in the United States for improvement of SUI in women;
●	Expanded commercial availability of the Viveve 2.0 next generation platform in Taiwan and Canada; and
●	Realigned the organization to reduce costs and secured additional capital to strengthen the balance sheet to ensure sustainability during the continuing COVID-19 crisis.

In April, Viveve implemented operational measures to reduce cash burn, reducing and refocusing the Company’s commercial organization to support existing customers while retaining the ability to re-scale swiftly in the future when market conditions improve. The Company is advancing its SUI clinical development program and is planning for important near-term clinical milestones including completion and data readout of the fully enrolled SUI 3-arm feasibility study in Canada targeted for late summer of this year and initiation of the PURSUIT SUI trial in the U.S. pending FDA approval of the resubmitted IDE as reported in April 2020.

“At all times, and especially as we face the challenge of the COVID-19 pandemic, I am very proud of the dedication and perseverance demonstrated by the talented individuals within the Viveve organization. Their health, safety, and well-being continue to be our priority during these challenging times. I am also confident that our collective belief in our CMRF technology’s ability to improve women’s intimate health conditions, specifically SUI, will help ensure Viveve’s continued progress in the coming months and beyond,” said Scott Durbin, Viveve’s chief executive officer.

Q1 2020 Financial Results

Revenue for the quarter ended March 31, 2020 totaled $1.3 million from the placement of 9 Viveve Systems in the U.S. and global sales of approximately 2,300 disposable treatment tips, compared to revenue of $3.0 million for the same period in 2019. As of March 31, 2020, the Company had an installed base of 849 Viveve Systems worldwide, 479 in the U.S. and 370 internationally.

Gross profit for the first quarter of 2020 was $175 thousand, or 13% of revenue, compared to gross profit of $1.1 million or 36% of revenue, for the same period in 2019.

Total operating expenses for the first quarter of 2020 were $6.0 million, compared to $9.1 million for the same period in 2019, which excludes a one-time restructuring charge of approximately $742,000. The decrease is mainly a result of sales cost reductions associated with the change to the recurring revenue rental model in June 2019 and the Company’s organizational realignment in early 2019.

Net loss attributable to common stockholders for the first quarter of 2020 was $7.3 million, or ($0.82) per share, compared to a net loss of $10.0 million, or ($21.63) per share, for the same period in 2019. All share and per share data have been adjusted to reflect the 1-for-100 reverse stock split on September 18, 2019.

Cash and cash equivalents were $9.0 million as of March 31, 2020, compared to $13.3 million as of December 31, 2019.

In April, Viveve also announced a successful warrant exercise with current company investors resulting in aggregate proceeds to the Company of approximately $3.1 million. This capital, together with the Company’s existing cash, strengthened Viveve’s balance sheet and provides the resources necessary to maintain the Company’s commercial business and advance the SUI clinical development strategy.

Conference Call Information

The Company will host a conference call and webcast at 5:00 PM ET today. The conference call may be accessed by dialing 1-833-255-2833 (domestic) or 1-412-902-6728 (international) or via live webcast at https://services.choruscall.com/links/vive200514.html. Participants may also pre-register for the conference call at http://dpregister.com/10143564.

A recording of the webcast will be posted on the Company's investor relations website following the call at ir.viveve.com and will be available online for 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's intimate health. Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates CMRF technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in more than 50 countries.

Viveve continues to advance its clinical development program in SUI and is conducting a short-term feasibility study under an Investigational Testing Application approved by the Canadian Ministry of Health. The feasibility study is a single-blind, three-arm study to compare Viveve's CMRF treatment and a cryogen-only sham to an inert sham treatment in order to capture short-term safety and effectiveness data on use of the Viveve System for the improvement of SUI in women. Subject enrollment in the study was completed in March 2020. Results of the SUI feasibility study are targeted for readout in late summer of 2020. If positive, the feasibility study results could support our initiation of our pivotal PURSUIT trial pending FDA’s approval of Viveve’s IDE application.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, the outcome of our assessment of strategic alternatives, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:
Bill Berry
Berry & Company Public Relations
(212) 253-8881
bberry@berrypr.com

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$9,042	$13,308
Accounts receivable, net	1,279	1,573
Inventory	4,459	4,861
Prepaid expenses and other current assets	2,204	2,447
Total current assets	16,984	22,189
Property and equipment, net	2,973	3,046
Investment in limited liability company	1,034	1,216
Other assets	441	526
Total assets	$21,432	$26,977
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,262	$1,608
Accrued liabilities	2,323	4,698
Total current liabilities	4,585	6,306
Note payable, noncurrent portion	4,110	3,983
Other noncurrent liabilities	186	167
Total liabilities	8,881	10,456
Stockholders’ equity:
Capital stock and additional paid-in capital	216,772	214,432
Accumulated deficit	(204,221)	(197,911)
Total stockholders’ equity	12,551	16,521
Total liabilities and stockholders’ equity	$21,432	$26,977

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Revenue	$1,304	$3,012
Cost of revenue	1,129	1,941
Gross profit	175	1,071

Operating expenses:
Research and development	1,637	2,480
Selling, general and administrative	4,365	6,626
Restructuring costs	-	742
Total operating expenses	6,002	9,848
Loss from operations	(5,827)	(8,777)
Interest expense, net	(210)	(1,116)
Other expense, net	(91)	(11)
Net loss from consolidated companies	(6,128)	(9,904)
Loss from minority interest in limited liability company	(182)	(125)
Comprehensive and net loss	(6,310)	(10,029)
Series B convertible preferred stock dividends	(989)	-
Net loss attributable to common stockholders	$(7,299)	$(10,029)

Net loss per share of common stock:
Basic and diluted	$(0.82)	$(21.63)

Weighted average shares used in computing net loss per common share:
Basic and diluted	8,930,744	463,719

Note: All share and per share data has been adjusted to reflect the 1-for-100 reverse stock split which became effective after the Nasdaq Capital Market trading closed on September 18, 2019.